Exhibit 99.12
(Text of graph posted to Ashland Inc.'s website concerning
Ashland Consumer Markets (Valvoline) gross profit)

3 Month Rolling Average (%)*

	2006	2007	2008	2009	2010
January	21.4	24.5	24.2	23.6	33.1
February	21.6	25.1	24.0	29.1	32.4
March	22.0	25.6	24.4	32.2	33.0
April	21.4	25.1	24.6	36.5
May	20.4	25.3	24.6	36.2
June	20.2	25.1	23.9	37.5
July	19.6	25.9	21.8	37.2
August	19.0	25.5	19.5	36.8
September	16.0	24.6	19.2	35.5
October	17.9	24.3	20.1	34.4
November	19.7	24.6	21.1	33.6
December	23.8	24.7	21.8	33.9

12 Month Rolling Average (%)*

	2006	2007	2008	2009	2010
January	25.1	20.7	24.9	22.4	35.4
February	24.7	21.0	24.9	23.4	34.9
March	23.9	21.4	24.7	24.2	35.0
April	23.2	21.7	24.8	25.5
May	22.6	22.3	24.7	26.4
June	22.4	22.6	24.4	27.7
July	21.7	23.3	23.7	29.5
August	20.9	23.9	23.1	31.0
September	19.9	24.8	23.0	32.0
October	20.0	25.0	22.6	33.3
November	20.1	25.1	22.2	34.1
December	20.4	25.0	22.3	34.8

*NOTE:  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.